NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION

NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following seventeen securities issued by NETS Trust (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

NETS CAC 40 Index Fund (France)

NETS Tokyo Stock Exchange REIT Index Fund

NETS Hang Seng Index Fund (Hong Kong)

NETS Topix Index Fund (Japan)

NETS BEL-20 Index Fund (Belgium)

NETS AEX-index Fund (The Netherlands)

NETS Hang Seng China Enterprises Index Fund

NETS PSI 20 Index Fund (Portugal)

NETS TA-25 Index Fund (Israel)

NETS ISEQ 20 Index Fund

NETS DAX Index Fund

NETS FTSE 100 Index Fund

NETS FTSE Singapore Straits Times Index Fund

NETS FTSE/JSE Top 40 Index

NETS S&P/ASX 200 Index Fund

NETS S&P/MIB Index Fund (Italy)

NETS Trust--NETS FTSE CNBC Global 300 Index Fund


This action is being taken pursuant to the provisions of Rule 12d2-2(a)(3), as NYSE Regulation has been notified of the dissolution by the Company of the above issues. Accordingly, each of the above issues has been suspended from trading on NYSE Arca as of February 10, 2009.